SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2005

COMCAST CORPORATION COMCAST-SPECTACOR 401(K) PLAN
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093		23-2303756
(Commission File Number)		(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Comcast-Spectacor 401(k) Plan (the "Plan"), received notification on March 23, 2005, that its auditor, Grant Thornton LLP, will not stand for re-appointment. The audit reports of Grant Thornton LLP on the financial statements of the Plan for each of the fiscal years ended December 31, 2003 and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During each of the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period from January 1, 2004 through March 25, 2005, there were no disagreements between the Plan and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods.

During each of the fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period from January 1, 2004 through March 25, 2005, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan provided a copy of the foregoing disclosures to Grant Thornton LLP prior to the date of the filing of this Current Report on Form 8-K and requested that Grant Thornton LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request (as required by Item 304(a)(3) of Regulation S-K) dated March 25, 2005, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

    (c)    Exhibits

    16.1    Letter from Grant Thornton LLP dated March 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	March 25, 2005	By:	/s/ Lawrence J. Salva
			Name:	Lawrence J. Salva
			Title:	Senior Vice President and Controller